Exhibit 99.2

Gossamer Bio Announces Pricing of Concurrent Public Offerings of Common Stock and Convertible Senior Notes due 2027

SAN DIEGO—(BUSINESS WIRE)— May 19, 2020 – Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced the pricing of its underwritten public offering of 9,433,963 shares of its common stock at a price to the public of $13.25 per share and the pricing of $200.0 million aggregate principal amount of its 5.00% convertible senior notes due 2027. The aggregate gross proceeds to Gossamer from the offerings, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be approximately $325.0 million.

Gossamer also granted to the underwriters in the common stock offering a 30-day option to purchase up to an additional 1,415,094 shares of its common stock on the same terms and conditions and to the underwriters in the convertible senior notes offering a 13-day option to purchase up to an additional $30.0 million aggregate principal amount of the notes on the same terms and conditions solely to cover over-allotments.

The notes will be senior, unsecured obligations of Gossamer and will accrue interest at a rate of 5.00% per annum, payable semi-annually in arrears on June 1 and December 1 of each year. The notes will mature on June 1, 2027 unless earlier repurchased, redeemed or converted.  Before March 1, 2027, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after March 1, 2027, noteholders may convert their notes at any time at their election until the close of business on the scheduled trading day immediately before the maturity date. Gossamer will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Gossamer’s election. The initial conversion rate is 61.6095 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $16.23 per share of common stock. The initial conversion price represents a premium of approximately 22.50% over the public offering price per share of common stock in the common stock offering. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part, for cash at Gossamer’s option at any time, and from time to time, on or after June 6, 2024 and on or before the 50th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Gossamer’s common stock exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading date immediately preceding the date on which Gossamer provides notice of redemption, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date on which Gossamer provides the related notice of redemption.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then noteholders may require Gossamer to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The offerings are expected to close on May 21, 2020, subject to customary closing conditions. The closing of each offering is not contingent on the closing of the other offering.

Gossamer intends to use the combined net proceeds from the offerings to fund research and development of its product candidates and development programs and for working capital and general corporate purposes.

BofA Securities and SVB Leerink are acting as joint book-running managers for the common stock offering.  Evercore ISI, Barclays and Cantor are also acting as book-running managers for the common stock offering.

BofA Securities, SVB Leerink and Piper Sandler are acting as joint book-running managers for the convertible senior notes offering.  SMBC is acting as co-manager for the convertible senior notes offering.

The securities described above are being offered by Gossamer pursuant to a shelf registration statement filed by Gossamer with the Securities and Exchange Commission (“SEC”) that became automatically effective upon filing. Each offering is being made only by means of a separate prospectus supplement and the related prospectus relating to such offering that will be filed with the SEC. Copies of the applicable prospectus supplement and related prospectus relating to each offering may be obtained from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com or from SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at 1-800-808-7525, ext. 6218, or by email at syndicate@svbleerink.com; or, with respect to the convertible senior notes offering, from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at 1-800-747-3924 or by email at prospectus@psc.com. You may also obtain these documents free of charge when they are available by visiting EDGAR on the SEC’s website at www.sec.gov. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Gossamer Bio

Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.

Forward-Looking Statements

Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Gossamer’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding expectations of market conditions and the satisfaction of customary closing conditions related to the offerings, the expected closings of the offerings and the anticipated use of proceeds therefrom. Such forward-looking statements involve substantial risks and uncertainties that could cause our actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offerings, as well as the risks and uncertainties inherent in Gossamer’s business described in its prior press releases and filings with the SEC, including under the heading “Risk Factors” in Gossamer’s annual report on Form 10-K, quarterly report on Form 10-Q and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio:

For Investors and Media:

Bryan Giraudo

Gossamer Bio Investor Relations

ir@gossamerbio.com

# # #